Exhibit 99.1

Ryerson to Host Earnings Call on Thursday, May 5th to Discuss First Quarter 2022 Results

(Chicago – April 13, 2022) – Ryerson Holding Corporation (NYSE: RYI), a leading value-added processor and distributor of industrial metals, announced today that it will host a conference call to discuss first quarter 2022 financial results for the period ended March 31, 2022, on Thursday, May 5th, at 10 a.m. Eastern Time. The live online broadcast will be available on the Company’s investor relations website, ir.ryerson.com. Ryerson will report earnings after the market close on Wednesday, May 4th.

Ryerson Holding Corporation’s First Quarter

2022 Earnings Call Details:

DATE:	Thursday, May 5, 2022
TIME:	10:00 a.m. ET / 9:00 a.m. CT
DIAL-IN:	888-394-8218 (U.S. & Canada) / 646-828-8193 (International)
CONFERENCE ID:	5210309

An online replay of the call will be posted on the investor relations website, ir.ryerson.com, and remain available for 90 days.

Ryerson is a leading value-added processor and distributor of industrial metals, with operations in the United States, Canada, Mexico, and China. Founded in 1842, Ryerson has around 4,000 employees in approximately 100 locations. Visit Ryerson at www.ryerson.com.

Media and Investor contact:

Jorge Beristain

Vice President - Finance

312.292.5040

investorinfo@ryerson.com